Exhibit 99.1

Investor Contact:	Sales and Marketing Contact:
Bonnie Ortega	Hanna Wagari
VP, Corporate Communications	VP, Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM ANNOUNCES MEDICAL ADVISORY BOARD TO SUPPORT

EXCELLAGEN ADVANCED WOUND CARE PRODUCT

SAN DIEGO, CA – September 20, 2012 – Cardium Therapeutics (NYSE MKT: CXM) today announced the formation of the new Excellagen Medical Advisory Board, comprising leading practitioners, clinicians and researchers with diversified expertise in the field of advanced wound care. The Medical Advisory Board will provide strategic feedback and guidance to the Company on its ongoing commercialization activities, post-marketing research, reimbursement strategies and educational opportunities for Cardium’s new Excellagen advanced wound care product platform.

Since receiving FDA clearance for Excellagen, Cardium has established cGMP out-sourced manufacturing and supply with UK-based Angel Biotechnology, developed cold chain logistics and distribution with Smith Medial Partners, initiated a pathway toward securing private payer and government product reimbursement, including Centers for Medicare & Medicaid Services (CMS), and assembled an internal strategic and tactical sales and marketing team. The Company is currently engaged in physician relationship building, product sampling, practice integration and building a portfolio of physician case studies. As a result of Excellagen’s FDA clearance labeling, it can now be marketed and sold for the treatment of a broad array of wounds including diabetic foot ulcers, pressure ulcers, venous ulcers, surgical, and other dermal wounds. In the U.S., the Company is initially focused on four vertical wound healing market channels: (1) podiatry, (2) wound care centers, hospitals, and long-term care facilities, (3) government agency providers (such as the U.S. Department of Veterans Affairs and Bureau of Indian Affairs), and (4) dermatology. Consistent with Cardium’s business strategy, the Company is currently working with U.S. and international strategic players to establish representation, marketing and sales, or co-promotional arrangements, leading toward an expanded physician base, revenues, and monetization opportunities.

“We are pleased to have assembled such an impressive group of key opinion leaders and industry experts in the field of our initial target diabetic wound care market. The Medical Advisory Board’s collective expertise, insights and practical clinical experience will be instrumental as we advance our commercialization efforts to better target the needs of wound care practitioners and patients who could benefit from our Excellagen wound care product,” stated Christopher J. Reinhard, Cardium’s Chairman and CEO.

Excellagen Medical Advisory Board Members

Rudolph C. Anderson, Jr., DPM, FAPWCA: Virginia Medical Alliance, Springfield, VA; Active Staff at Sentara Potomac Hospital, Virginia Hospital Center and INOVA Springfield Ambulatory Surgical Center

Jay S. Berenter, DPM, FACFAS: Podiatrist and Chief, Podiatric Division Department of Orthopedics, Scripps Memorial Hospital, La Jolla, CA

James Blaine, DPM: President and CEO of Limb Savers Podiatric Wound Care Center, Columbus, OH

Anthony Cannizzaro, DPM, MPH, FAPWCA: Senior Clinical Consultant, Kaiser Permanente, Los Angeles, CA; CPMA Society President, Southern California Kaiser Permanente Podiatry Society; and Clinical Associate Professor of Podiatric Medicine and Surgery, Western University of Health Sciences, Pomona, CA

John D. Halebian, DPM: Doctor of Podiatric Medicine, Henry Mayo Hospital, Valencia, CA; and Attending Staff Wound Care and Attending Physician, Henry Mayo Hospital

Howard M. Kimmel, DPM: Louis Stokes Veterans Affiars Medical Center, Cleveland OH; Senior Clinical Instructor, Department of Surgery, Case Western Reserve University School of Medicine; Core Clinical Faculty, Ohio College of Osteopathic Medicine; Faculty Member, St. Vincent’s Charity Residency Program; Chief of Podiatric Medicine and Surgery, Free Clinic of Cleveland; and Adjunct Clinical Professor of Surgery, Ohio College of Podiatric Medicine

Lawrence A. Lavery, DPM, MPH, BS: Professor Department of Plastic Surgery, University of Texas Southwestern Medical Center, Dallas, TX and Vice Chair of Medical Affairs, Chronic Disease Specialists

Eric J. Lullove, DPM, PA: Podiatric Medicine and Surgery Board Certified Wound Specialist, Boca Raton, FL; Speaker Bureau Member/Consultant for Cordis Corporation/ Johnson & Johnson; and Active Surgical Staff Committee Member, West Boca Medical Center

William D. McDonald, DPM: Doctor of Podiatric Medicine, Pacific Wound Center, Stockton, CA

Jeffrey A. Ross, DPM, MD, FACFAS: Podiatric Medicine and Surgery, Houston, TX; Clinical Instructor Externship Program at Ohio College of Podiatric Medicine, Iowa College of Podiatric Medicine and Barry University College of Podiatric Sports Medicine

Arthur J. Tallis, DPM: President and Medical Director, Associated Foot & Ankle Specialists, Phoenix, AZ; Physician Peer Review, Health Care Finance Commission; Physician Peer Review Panels of the Health Service Advisory Group and Mediq Review Services; and Sub-Investigator, Phoenix Center for Clinical Research

David A. Yeager, DPM, FASPS, FACFAS: Podiatrist at KSB Foot and Ankle Center/ Wound Care Center, Dixon, IL; Director of Podiatric Medical Education and Adjunct Professor, St. Joseph’s Hospital Podiatric Surgical Residency; and Clinical Assistant Professor, Department of Family and Community Medicine, University of Illinois College of Medicine at Rockford

Stephanie C. S. Wu, DPM: Associate Dean of Research and Associate Professor, Department of Stem Cell and Regenerative Medicine, Dr. William M. Scholl College of Podiatric Medicine at Rosalind Franklin University of Medicine and Science, Chicago, IL; and Director of Educational Affairs and Outreach, Center for Lower Extremity Ambulatory Research (CLEAR)

About Excellagen

Excellagen is an FDA-cleared formulated collagen topical gel (2.6%) designed for use with debridement and engineered to support a favorable wound healing environment and platelet activation for non-healing lower extremity diabetic ulcers and other dermal wounds. Excellagen’s unique high-molecular weight structured collagen formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and its viscosity-optimized gel formulation is designed for application at only one or two week intervals. Excellagen is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors.

Cardium’s market research indicates that physicians seek easy-to-use products to reduce preparation time and facilitate product application - and Excellagen’s unique, ready-to-use syringe-based collagen gel requires no thawing or mixing. Because of its specialized formulation, only a thin layer needs to be applied over the wound area, and one syringe containing 0.5 cc of Excellagen covers wounds up to 5cm2 in size using the supplied 24-gauge sterile, single-use flexible applicator tip. To learn more about Excellagen and for product ordering information, please visit http://www.excellagen.com and view the information video, “Excellagen: A New Wound Care Pathway for Diabetic Foot Ulcers”, at http://www.excellagen.com/excellagen-video.html.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen® topical gel for wound care management, recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release or the referenced investor presentation are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there can be no assurance that we can successfully build key physician relationships or effectively market Excellagen in any of the potential wound healing market channels, that our Medical Advisory Board will effectively assist such efforts, or that we will successfully secure government, CMS or private payer reimbursement; that the company can attract suitable commercialization partners for its products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized or will enhance our market value; that third parties on whom we depend will perform as anticipated; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that new product opportunities or commercialization efforts will be successfully established; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2012 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®,

Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena®, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.